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                                                                     EXHIBIT 1.1


                                  $150,000,000

                        WACKENHUT CORRECTIONS CORPORATION

                          8 1/4% SENIOR NOTES DUE 2013

                               PURCHASE AGREEMENT

July 1, 2003
BNP PARIBAS SECURITIES CORP.
LEHMAN BROTHERS INC.
FIRST ANALYSIS SECURITIES CORPORATION
SOUTHTRUST SECURITIES, INC.
COMERICA SECURITIES, INC.
c/o BNP Paribas Securities Corp.
The Equitable Tower
787 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

         Wackenhut Corrections Corporation, a Florida corporation (the "COMPANY"), proposes, upon the terms and conditions set forth herein, to issue and sell to you (the "OFFERING"), as the initial purchasers (the "INITIAL PURCHASERS"), $150,000,000 in aggregate principal amount of its 8 1/4% Senior Notes due 2013 (the "NOTES"). The Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the "INDENTURE"), to be dated as of July 9, 2003, to be entered into between the Company and The Bank of New York, as trustee (the "TRUSTEE"). This is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

         As described in the Offering Memorandum, the net proceeds from the Offering, together with cash on hand and $100.0 million of the borrowings under an amendment (the "AMENDED SENIOR CREDIT FACILITY") to the Company's senior secured credit facility (the "EXISTING SENIOR CREDIT FACILITY") will be used by the Company to (i) repurchase (the "SHARE REPURCHASE") up to 12.0 million shares of its common stock, par value $0.01 per share (the "COMMON STOCK"), from Group 4 Falck, its majority shareholder (ii) refinance (the "REFINANCING") $125.0 million of borrowings outstanding under the Existing Senior Credit Facility (the Offering, the Amended Senior Credit Facility, the Share Repurchase and the Refinancing are collectively referred to in this Agreement as the "TRANSACTIONS") and (iii) pay fees and expenses related to the Transactions.

         1. PRELIMINARY OFFERING MEMORANDUM AND OFFERING MEMORANDUM. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "ACT"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated June 18, 2003 (the "PRELIMINARY OFFERING MEMORANDUM"), and an offering memorandum, dated July 1, 2003 (the "OFFERING



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MEMORANDUM"), setting forth information regarding the Company, the Notes, the
Exchange Notes (as defined herein) and the Transactions. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

         It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefore (other than the Exchange Notes), in substitution thereof) shall bear a legend substantially in the form of the following (along with such other legends as the Initial Purchasers and their counsel deem necessary):

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS
         NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY,
         (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A



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         UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE
         ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         You have advised the Company that you will make offers (the "EXEMPT RESALES") of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Act. Those persons specified in clauses (i) and (ii) are referred to herein as the ("ELIGIBLE PURCHASERS"). You will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT") among the Company and the Initial Purchasers to be dated July 9, 2003, or such other date as agreed to by the Company and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 8 1/4% Senior Notes due 2013 (the "EXCHANGE NOTES") to be offered in exchange for the Notes (such offer to exchange being referred to collectively as the "EXCHANGE OFFER" and (ii) if required by the terms of the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION Statements") relating to the resale by certain holders of the Notes, and to use their best efforts to cause such Registration Statements to be declared effective. This is to confirm the agreements concerning the purchase of the Notes from the Company by the Initial Purchasers.

         2. REPRESENTATIONS, WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to each Initial Purchaser as follows:

                  (a) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national



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securities exchange registered under Section 6 of the Securities Exchange Act of
1934, as amended (the "EXCHANGE ACT"), or that are quoted in a United States automated inter-dealer quotation system.

                  (b) Neither the Company nor any of its Subsidiaries (as defined below) is, or after giving effect to the offering and sale of the Notes and upon application of the proceeds as described under the caption "Use of Proceeds" in the Offering Memorandum will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (c) Assuming that your representations and warranties in
Section 3(b) are true, the purchase of the Notes by you pursuant to this Agreement and the resale of the Notes pursuant to the Exempt Resales is exempt from the registration requirements of the Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Notes.

                  (d) No form of general solicitation or general advertising was used by the Company or any of its representatives (other than you, as to whom the Company makes no representation) with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you, as to whom the Company makes no representation) has complied with and will implement the "offering restrictions" required by Rule 902.

                  (e) Set forth on Exhibit B hereto is a list of each "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 including the regulations and published interpretations thereunder ("ERISA") or "employee benefit plan," as defined in
Section 3(3) of ERISA with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a "party in interest," as defined in Section 3(14) of ERISA" or "disqualified person," as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended.

                  (f) The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

                  (g) The Preliminary Offering Memorandum and the Offering Memorandum, and any amendment or supplement thereto, as of their respective dates and the Offering Memorandum as of the Closing Date (as defined below), did not or will not contain any untrue statement of a material fact or omit to state



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a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

                  (h) Each subsidiary of the Company that is material to the business, financial condition or results of operations of the Company, taken as a whole (each a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"), is set forth on Exhibit F hereto. The only subsidiaries of the Company are (a) the Subsidiaries set forth on Exhibit F hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, are not material to the business, financial condition or results of operations of the Company, taken as a whole.

                  (i) The market-related, industry-related and customer-related data and estimates included in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

                  (j) The Company and each of its Subsidiaries have been duly incorporated, organized or formed, as the case may be, and are validly existing as corporations, limited liability companies, partnerships or limited liability partnerships or other corporate entities, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, organization or formation, as the case may be, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except such failures to qualify as are not, either individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole), and have all corporate, limited liability company, partnership or limited liability partnership as the case may be, power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the Subsidiaries of the Company (other than Wackenhut Corrections Corporation Australia Pty. Ltd., Wackenhut Correctional Services Pty. Ltd. and Australasian Correctional Management, PTY Ltd. (each a "SIGNIFICANT SUBSIDIARY")) is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations (as defined herein).

                  (k) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except with respect to the shares of capital stock of certain Subsidiaries of the Company subject to liens or encumbrances under the Amended Senior Credit Facility as disclosed in the Offering Memorandum. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt



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securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those accurately described in the Offering Memorandum as being authorized or outstanding as of the date stated therein.

                  (l) The Company and its Subsidiaries, as applicable, have all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to consummate the Transactions and to enter into all agreements related to the Transactions (collectively, the "TRANSACTION DOCUMENTS") to which they are a party. Each of the Transaction Documents has been duly and validly authorized by the Company and its Subsidiaries, as applicable, and when executed and delivered by the Company and its Subsidiaries, as applicable, will (assuming due authorization, execution and delivery by the other parties thereto) constitute a legal, valid and binding agreement of each of the Company and such Subsidiaries, enforceable against the Company and each of such Subsidiaries, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, from time to time in effect, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (m) The Company has all requisite corporate power and authority to enter into the Indenture. The Indenture has been duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, from time to time in effect, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939 (the "1939 ACT") is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.

                  (n) The Indenture will conform to the description thereof in the Offering Memorandum.

                  (o) The Notes are in the form contemplated by the Indenture. The Company has all requisite corporate power and authority to issue and sell the Notes. The Notes have been duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, from time to time in effect, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).




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                  (p) The Notes will conform to the description thereof in the
Offering Memorandum.

                  (q) The Company has all requisite corporate power and authority to issue the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, from time to time in effect, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (r) The Company has all requisite corporate power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of the Company in accordance with the terms thereof, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, from time to time in effect, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.

                  (s) The Registration Rights Agreement will conform to the description thereof in the Offering Memorandum.

                  (t) The Company has all requisite corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (u) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Exchange Notes, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the Transactions (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not result in any material adverse



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change in the management, condition, financial or otherwise, stockholders'
equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except such violations that, individually or in the aggregate, would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement (including each of the Transactions), the Registration Rights Agreement or the Indenture, except for the filing of a registration statement by the Company with the Commission pursuant to the Act as required by the Registration Rights Agreement, such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and any filings, qualifications or other consents or approvals under the 1939 Act in connection with the Exchange Notes.

                  (v) There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived or satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company (other than the Registration Rights Agreement) owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (w) The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Act. None of the Company, its Affiliates (as such term is defined in Rule 501 under the Securities Act (each, an "Affiliate")) or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Act.

                  (x) Except as otherwise disclosed in the Offering Memorandum, neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, except as otherwise disclosed in the Offering Memorandum, there has not been any material change in the stockholders' equity or long-term debt of the Company or any of its Subsidiaries or any Material Adverse Effect.

                  (y) The financial statements (including the related notes and supporting schedules) included in the Offering Memorandum present fairly, in all material respects, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and



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comply as to form, in all material respects, with the applicable requirements of the Act. The financial data set forth in the Offering Memorandum under the captions "Offering Memorandum Summary - Summary Historical and Pro Forma Financial and Other Data" and "Selected Consolidated Financial and Other Data" fairly present, in all material respects, the information set forth therein on a basis consistent with that of the financial statements contained in the Offering Memorandum.

                  (z) The presentation of the other financial data, operating data and statistical information and data included in the Offering Memorandum is a fair presentation of such information and data in all material respects and, to the extent derived therefrom, has been prepared on a basis consistent with the financial statements and the books and records of the Company and its Subsidiaries.

                  (aa) The pro forma financial statements and the related notes thereto included in the Offering Memorandum present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (bb) Ernst & Young LLP, who have certified certain financial statements of the Company and certain of its Affiliates, whose report appears in the Offering Memorandum and who have delivered the initial letter referred to in
Section 7(e) hereof, are independent public accountants as required by the Act and the rules and regulations promulgated thereunder (the "RULES AND REGULATIONS"); and Arthur Andersen LLP, who have certified certain financial statements of the Company and whose reports appear in the Offering Memorandum, were independent public accountants as required by the Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the Offering Memorandum.

                  (cc) The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are disclosed in the Offering Memorandum, the liens and encumbrances contemplated under the Amended Senior Credit Facility as disclosed in the Offering Memorandum, and such liens, encumbrances and defects as do not materially affect the value of the property of the Company and its Subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all real property and buildings held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

                  (dd) Except as described in the Offering Memorandum, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it or any Subsidiary will not be able (i)



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to renew its existing insurance coverage as and when such policies expire, except where the failure to renew would not have a Material Adverse Effect or
(ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

                  (ee) Except as described in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect, and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (ff) Except as otherwise disclosed in the Offering Memorandum, the Company and its Subsidiaries own or possess, license or have other rights to use sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") reasonably necessary to conduct their businesses as now conducted or as proposed in the Offering Memorandum to be conducted, except where the failure to own, possess, license or have other rights to use such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Except as otherwise disclosed in the Offering Memorandum, neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

                  (gg) The Company and each of its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (hh) No relationship, direct or indirect, that would be required to be described in a Company registration statement pursuant to Item 404 of Regulation S-K, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that has not been described in the Offering Memorandum.

                  (ii) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or any of its Subsidiaries, is imminent that would reasonably be expected to have a Material Adverse Effect.

                  (jj) The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (kk) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, except where such failure to file or pay would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries that has had (nor does the Company have any knowledge of any tax deficiency that, if determined adversely to the Company or any of its Subsidiaries, might have) a Material Adverse Effect.

                  (ll) Since the date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum, neither the Company nor any of its Subsidiaries has (i) issued or granted any securities, other than securities issued upon the exercise of stock options, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business and which have not or would not reasonably be expected to result in a Material Adverse Effect,
(iii) entered into any transaction not in the ordinary course of business or
(iv) declared or paid any dividend on its capital stock (other than to the Company or its Subsidiaries).

                  (mm) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (nn) Neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for any defaults which would not, individually or in the aggregate, have a Material Adverse Effect or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for any violation or failures to obtain or maintain which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (oo) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (pp) Except as disclosed in the Offering Memorandum, and except for such matters as would not, individually or in the aggregate, either result in a Material Adverse Effect or require disclosure in the Offering Memorandum, the Company and each of its Subsidiaries (or, to the knowledge of the Company or any of its Subsidiaries, any of their respective predecessors in interest) (1) is conducting and have conducted the business, operations and facilities in compliance with Environmental Laws (as defined below); (2) have duly obtained, possess, maintain in full force and effect, and have fulfilled and performed all of its obligations under any and all permits, licenses or registrations required under Environmental Law ("ENVIRONMENTAL PERMITS"); (3) is not party to, or otherwise bound by, any contract under which it is obligated by any representation, warranty, indemnification, covenant, restriction or other undertaking concerning any material liability under Environmental Law or related to the remediation of any Hazardous Substances (as defined below); (4) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder (including, without limitation, liability as a "potentially responsible party" and/or for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources); (5) is not subject to any pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened claim or other legal proceeding under any Environmental Laws; and (6) does not have any knowledge of any pending Environmental Law, or any unsatisfied condition in an Environmental Permit, or any release of Hazardous Substances that, individually or in the aggregate, can reasonably be expected to form the basis of any such claim or legal proceeding against the Company or any of its Subsidiaries or to require any material capital expenditures to maintain the Company's or any of its Subsidiaries' compliance with Environmental Law or with their Environmental Permits. As used in this paragraph, "ENVIRONMENTAL LAWS" means any and all applicable federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, requirements and common law, or any enforceable administrative or judicial interpretation, order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) noise or odor, (ii) emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater or land, (iii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iv) the protection of wildlife or endangered or threatened species, or (v) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, "HAZARDOUS SUBSTANCES" means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials, constituents or wastes or toxins, petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws or exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity, or reactivity, whether solid, gaseous or liquid in nature.

                  (qq) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

                  (rr) Prior to the date hereof, neither the Company nor any of its Affiliates nor any person acting on its or their behalf (other than you, as to whom the Company makes no representation) has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the Offering.

                  (ss) The minute books and records of the Company and its Subsidiaries relating to proceedings of their respective shareholders, boards of directors, and committees of their respective boards of directors made available to Shearman & Sterling, counsel for the Initial Purchasers, are their original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said shareholders, boards of directors and committees since three years prior to the date of the document request letter dated May 5, 2003 delivered to the Company by Shearman & Sterling through the date hereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such shareholders, boards of directors or committees, the Company has provided Shearman & Sterling with originals or true, correct and complete copies of draft minutes or written agendas relating thereto, which drafts and agendas, if any, reflect all events that occurred in connection with such proceedings.

                  (tt) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the date of the Company's most recent annual or quarterly report; and (iii) are effective in all material respects to perform the functions for which they were established.

                  (uu) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data either with respect to itself or any of its consolidated subsidiaries or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  (vv) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (ww) The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (i) the Company would be able to pay its debts as they become due in the usual course of business, and (ii) the Company's total assets would be greater than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved upon the consummation of the Transactions, to satisfy the preferential rights upon dissolution of shareholders of the Company whose preferential rights are superior of those receiving the distribution in the Transactions.

                  (xx) The Common Stock of the Company is registered pursuant to
Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

                  (yy) The Company is subject to and, except for the failure to file separate audited financial statements for its affiliate, Premier Custodial Group, for each of the fiscal years ended December 30, 2001 and December 31, 2000, (i) is in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act and (ii) each report filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act complied as to form in all material respects at the time of its filing with or will comply as to form in all material respects at the time of the filing thereof with the Exchange Act and the rules and regulations of the Commission thereunder.

                  (zz) Except as disclosed in the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

         3. PURCHASE OF THE NOTES BY THE INITIAL PURCHASERS, AGREEMENTS TO SELL, PURCHASE AND RESELL. (a) The Company hereby agrees, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97 % of the principal amount thereof, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

                  (b) Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company that (i) it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum (ii) it has all requisite corporation power and authority to enter into this Agreement and (iii) it has duly authorized, executed and delivered this Agreement. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

                  Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

                  (c) Notwithstanding any of the foregoing, the Company shall not be obligated to deliver any of the securities to be delivered hereunder unless each of the Transactions shall have been consummated in accordance with the terms of the Transaction Documents as in effect on the date of the Offering Memorandum. Other than as set forth in Section 5(s) and in Sections 6, 8, 11 and 14 hereof, in the event the Company exercises its rights under this Section 3(c), the Company shall have no further obligations to the Initial Purchasers, including the obligation to deliver the securities in accordance with the terms of Section 3(a) hereof.

         4. DELIVERY OF THE NOTES AND PAYMENT THEREFOR. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of the Company, 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487 (or such other place as my be agreed by the Company and the Initial Purchasers), at 9:00 A.M., New York City time on July 9, 2003, or such other time and date as the Initial Purchasers shall designate by notice to the Company (the "CLOSING DATE").

                  The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company ("DTC"), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the "GLOBAL NOTES") registered in the name of Cede & Co. as nominee of DTC. The Global Notes in definitive form shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

         5. AGREEMENTS OF THE COMPANY. The Company agrees with each of the Initial Purchasers as follows:

                  (a) The Company will furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

                  (b) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall have reasonably objected within five business days after being furnished with a copy of such proposed amendment or supplement.

                  (c) The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

                  (d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or in the opinion of counsel for the Initial Purchasers, should be set forth in the Offering Memorandum so that the Offering Memorandum does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish at its own expense to the Initial Purchasers and dealers a reasonable number of copies thereof.

                  (e) The Company will cooperate with the Initial Purchasers and with their counsel in connection with the qualification or registration of the Notes for offering and sale by the Initial Purchasers and by dealers under (or obtain exemptions from the application of) the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualifications, registrations and exemptions; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject. The Company will advise the Initial Purchasers promptly of the suspension or qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (f) For a period of 180 days from the date of the Offering Memorandum, the Company agrees not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Company or any of its Subsidiaries similar to the Notes (which debt securities shall not include borrowings in connection with a customary commercial credit facility), except (i) in exchange for the Exchange Notes in connection with the Exchange Offer or (ii) with the prior consent of the Initial Purchasers.

                  (g) For so long as any Notes or Exchange Notes remain outstanding, the Company will furnish to any Initial Purchaser upon request (i) as soon as practicable after the filing thereof, copies of the Annual Report on Form 10-K of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NYSE or any securities exchange or inter-dealer quotation system; (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Notes); and (iv) from time to time such other information concerning the Company as the Initial Purchasers may reasonably request.

                  (h) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds."

                  (i) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, neither the Company nor any of its Affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Company will not distribute any offering material in connection with the Exempt Resales.

                  (j) The Company will use their best efforts to permit the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (PORTAL) MarketSM (the "PORTAL MARKETSM") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL MarketSM and to permit the Notes to be eligible for clearance and settlement through DTC.

                  (k) During the period of two years after the Closing Date, the Company will not, and will not permit any of its Affiliates, to, resell any of the Notes that constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (l) The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Act, such offer or sale would render invalid (for the purpose of the sale of the Notes by the Company to the Initial Purchasers, (i) the resale of the Notes by the Initial Purchasers to Eligible Purchasers or (ii) the resale of the Notes by such Eligible Purchasers to others) the exemption from the registration requirements of the Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

                  (m) The Company agrees to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

                  (n) The Company will take such steps as shall be necessary to ensure that neither the Company nor any of the Company's Subsidiaries becomes an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended.

                  (o) Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

                  (p) Prior to the completion of the placement of the Notes by the Initial Purchasers with the Eligible Purchasers, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act and so long as any of the Notes qualify as "restricted securities" within the meaning of Rule 144(a)(3) of the Act, for the benefit of holders and beneficial owners from time to time of Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information ("ADDITIONAL ISSUER INFORMATION") satisfying the requirements of Rule 144A(d)(4).

                  (q) The Company shall comply with the terms of the Indenture and the Offering Memorandum and shall promptly notify the Initial Purchasers if the Company discovers that any of its representations contained in this Agreement is not, at any time prior to the completion of the distribution of the Notes, true and correct, or if the Company has at any such time breached any of its obligations hereunder.

                  (r) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Notes.

                  (s) The Company shall use its best efforts to cause (i) each of the Transactions to be consummated in accordance with the terms of the Transaction Documents as described in the Offering Memorandum and (ii) each of the conditions to the consummation of the Transactions set forth in each of the Transaction Documents to be satisfied.

         6. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company's accountants and counsel); (ii) the reasonable fees and disbursement of Shearman & Sterling, counsel to the Initial Purchasers, incurred in connection with the Offering; (iii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales; (iv) the issuance and delivery by the Company of the Notes and any taxes payable in connection therewith; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers; (vi) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification); (vii) all fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Notes and the Exchange Notes;
(viii) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (ix) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (x) the application for quotation of the Notes in the PORTAL MarketSM (including all disbursements and listing fees); (xi) the approval of the Notes by DTC for "book-entry" transfer (including fees and expenses of counsel); (xii) the rating of the Notes and the Exchange Notes;
(xiii) the performance by the Company of its other obligations under this Agreement; and (xiv) all travel expenses (including expenses related to chartered aircraft) of each Initial Purchaser and the Company's officers and employees and any other expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes.

         7. CONDITIONS TO INITIAL PURCHASERS' OBLIGATIONS. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of Shearman & Sterling, counsel to the Initial Purchasers, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Exchange Notes, the Registration Rights Agreement, the Indenture and the Offering Memorandum, and all other legal matters relating to this Agreement and the Transactions shall be reasonably satisfactory in all material respects to Shearman & Sterling, counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (c) Akerman Senterfitt shall have furnished to the Initial Purchasers its written opinion (containing customary assumptions, qualifications, limitations and exceptions acceptable to the Initial Purchasers), as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, as set forth in Exhibit C hereto.

                  (d) Each of Stephenson Harwood, Edward, Nathan & Friedland and Baker & McKenzie, respectively, shall have furnished to the Initial Purchasers its written opinion (containing customary assumptions, qualifications, limitations and exceptions acceptable to the Initial Purchasers, as counsel to Wackenhut Corrections (UK) Limited, Wackenhut Corrections Corporation South Africa (Pty) Limited and Wackenhut Corrections Corporation Australia Pty. Ltd., respectively, addressed to the Initial Purchasers and dated the Closing Date, in the form of Exhibit D hereto or in substance satisfactory to the Initial Purchasers.

                  (e) The Initial Purchasers shall have received from Shearman & Sterling, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (g) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company shall have furnished to the Initial Purchasers a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (h) Neither the Company nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, except as otherwise disclosed in the Offering Memorandum, there shall not have been any material change in the stockholders' equity or long-term debt of the Company or any of its Subsidiaries or a Material Adverse Effect affecting the management, condition, financial or otherwise, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

                  (i) On the Closing Date, the Initial Purchasers shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that:

                  (i) the representations, warranties and covenants of the Company set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date;

                  (ii) the Company has complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

                  (iii) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Effect; and

                  (iv) to such officer's actual knowledge the issuance and sale of the Notes by the Company has not been enjoined by any court or governmental body or agency.

                  (j) Subsequent to the execution and delivery of this Agreement
(i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (k) At the Closing Date, the Notes shall have been designated for trading on the PORTAL MarketSM and shall be eligible for clearance and settlement through DTC.

                  (l) The Company shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

                  (m) The Company and the Trustee shall have executed and delivered the Indenture and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Trustee.

                  (n) At the Closing Date, each of the Transactions shall have been consummated in accordance with the terms of the Transaction Documents as in effect on the date of the Offering Memorandum.

                  (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading or quotation in securities generally on the New York Stock Exchange, the Nasdaq National Market System or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, has been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Initial Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the Offering or sale of and payment for the Notes; (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the Offering or the delivery of the Notes being delivered on the Closing Date or that, in the judgment of the Initial Purchasers, would materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

                  (p) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  (q) Each of the conditions to the closing of the Share Repurchase as set forth in the agreements governing the Share Repurchase (without giving effect to any amendment, waiver or supplement thereto) as of the date hereof shall have been satisfied.

                  (r) John J. Bulfin, Esq., General Counsel of the Company shall have furnished to the Initial Purchasers his written opinion (containing customary assumptions, qualifications, limitations and exceptions acceptable to the Initial Purchasers) addressed to the Initial Purchasers and dated the Closing Date in the form of Exhibit E hereto.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         8. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company hereby agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes and relating to the Company's exercise of its rights pursuant to Section 3(c) hereof), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (B) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the Offering, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or Offering Memorandum, or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Initial Purchasers by or on behalf of any Initial Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

                  (b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and; PROVIDED FURTHER that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this
Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and those Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total initial purchasers' discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes initially purchased by it were offered to the Eligible Purchasers exceeds the total price at which such Initial Purchaser purchased the Notes from the Company. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Initial Purchasers severally confirm and the Company acknowledges that (i) the names of the Initial Purchasers at set forth on the cover page of the Offering Memorandum and (ii) the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the first sentence of the third paragraph of the section entitled "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

         9. DEFAULTING INITIAL PURCHASERS. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions that the number of Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total number of Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total number of Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the number of Notes that it agreed to purchase on the Closing Date pursuant to the terms of
Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11.

                  Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

         10. TERMINATION. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(h) or 7(o) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

         11. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If the Company fails to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and offerings and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

         12. NOTICES, ETC. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

                  If to the Initial Purchasers:

                  BNP Paribas Securities Corp.
                  The Equitable Tower
                  787 Seventh Avenue
                  New York, NY 10019

                  Facsimile: (212) 841-3561
                  Attention:  Douglas Cook, Esq.


                  Lehman Brothers Inc.
                  745 Seventh Avenue
                  New York, NY 10019

                  Facsimile:  212-526-0943
                  Attention:  Syndicate

                  and

                  Lehman Brothers Inc.
                  Litigation Department
                  399 Park Avenue
                  New York, NY 10022

                  with a copy to:

                  Shearman & Sterling LLP
                  599 Lexington Avenue
                  New York, NY 10022

                  Facsimile:  (212) 848-7179
                  Attention:  Andrew R. Schleider, Esq.

                  If to the Company:

                  Wackenhut Corrections Corporation
                  One Park Place
                  621 NW 53rd Street
                  Boca Raton, Florida 33487

                  Facsimile:  (561) 999-7744
                  Attention:  John J. Bulfin, Esq.

                  with a copy to:

                  Akerman Senterfitt
                  One Southeast Third Avenue
                  28th Floor
                  Miami, Florida 33131-1714

                  Facsimile:  (305) 374-5095
                  Attention:  Stephen K. Roddenberry

                  Any such statements, requests, notices or agreements shall take effect at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective successors. The term "successors" shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of directors of the Initial Purchasers, officers of the Initial Purchasers and any person or persons controlling any Initial Purchaser within the meaning of Section 15 of the Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company and any person controlling the Company within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         15. DEFINITION OF THE TERM "BUSINESS DAY" and "SUBSIDIARY." For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (ii) "subsidiary" means any entity the total voting capital stock of which is more than 50% controlled, either directly or indirectly by the Company or a Subsidiary.

         16. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         17. GOVERNING LAW. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

                  (b) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         19. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

WACKENHUT CORRECTIONS CORP.



By: /s/ John G. O'Rourke
    -----------------------------------------------------
     Name:  John G. O'Rourke
     Title: Chief Financial Officer-Senior Vice President



Accepted:

BNP PARIBAS SECURITIES CORP.
LEHMAN BROTHERS INC.
FIRST ANALYSIS SECURITIES CORPORATION
SOUTHTRUST SECURITIES, INC.
COMERICA SECURITIES, INC.
Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto:


By:  BNP Paribas Securities Corp.



By: /s/ Douglas Cook
    ----------------------------------------
    Name:  Douglas Cook
    Title: Managing Director



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                                   SCHEDULE I
                                                                  PRINCIPAL
                                                                  AMOUNT OF
                                                                    NOTES
                                                                    TO BE
              INITIAL PURCHASERS                                  PURCHASED
              ------------------                                  ---------

BNP Paribas Securities Corp...............................       $82,800,000
Lehman Brothers Inc.......................................        55,200,000
First Analysis Securities Corporation.....................         8,250,000
SouthTrust Securities, Inc................................         2,250,000
Comerica Securities, Inc..................................         1,500,000
                                                                -------------
     Total................................................      $150,000,000
                                                                ==============




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